Comdisco, Inc. and Subsidiaries                                    Exhibit 11.00

COMPUTATION OF EARNINGS PER SHARE
(in millions except per share data)

Average shares used in computing earnings per common and common equivalent share were as follows:


                                                   1998        1997        1996        1995         1994
                                                  -----       -----       -----       -----        -----

Average shares issued                               221         220         216         214          214
Effect of dilutive options                           12          10          10           6            2
Treasury stock                                      (70)        (72)        (66)        (54)         (42)
                                                  -----       -----       -----       -----        -----
  Total                                             163         158         160         166          174
                                                  =====       =====       =====       =====        =====

Net earnings  to common stockholders              $ 151       $ 123       $ 106       $  96        $  44
                                                  =====       =====       =====       =====        =====

Net earnings per common share:
  Earnings per common share-basic                 $ .99       $ .83       $ .70       $ .60        $ .26
                                                  =====       =====       =====       =====        =====
  Earnings per common share-diluted                 .93         .78         .67         .57          .26
                                                  =====       =====       =====       =====        =====


On April 22, 1998 the Board of Directors authorized a two-for-one split of the Company's common stock to be distributed on June 15, 1998, to holders of record on May 22, 1998. All data with respect to earnings per common share, dividends per common share, and weighted average number of common shares outstanding has been retroactively adjusted to reflect the two-for-one split.